                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                  FORM 8-K/A
                               (AMENDMENT NO. 1)

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) February 27, 1997

                                  Kevco, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Texas                       000-21621                   75-2666013
----------------------------        -------------            -------------------
(State or other jurisdiction        (Commission                (IRS Employer
  of incorporation)                  File Number)            Identification No.)

         1300 S. University Drive, Suite 200, Fort Worth, Texas 76107
         ------------------------------------------------------------
             (Address of principal executive offices)  (Zip Code)


      Registrant's telephone number, including area code  (817) 332-2758

Reference is made to the Current Report on Form 8-K dated February 27, 1997 (the "Form 8-K") filed by Kevco, Inc. on March 13, 1997. The Form 8-K is hereby amended to read in its entirety as follows:

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        CONSOLIDATED ACQUISITION

        On February 27, 1997, Kevco, Inc., a Texas corporation (the "Company"), through a wholly-owned subsidiary, acquired (the "Consolidated Acquisition") substantially all of the assets, and assumed certain liabilities, of Consolidated Forest Products, L.L.C., an Alabama limited liability company ("Consolidated") pursuant to the terms of that certain Asset Purchase Agreement, dated as of January 31, 1997 by and among Consolidated Forest Products, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Consolidated and the Members of Consolidated.

        As a result of the Consolidated Acquisition, the Company became the indirect holder (through a subsidiary of the Company) of, with certain limitations, all of the assets and properties, real and personal, tangible and intangible, and certain liabilities of Consolidated. Consolidated was a manufacturer of wood products for the manufactured housing industry and the Company's subsidiary intends to continue the use of the assets it acquired substantially in accordance with their prior use.

        To the best knowledge of the Company, at the time of the Consolidated Acquisition there was no material relationship between (i) Consolidated and the Members on the one hand and (ii) the Company, or any of its affiliates, any director or officer of the Company, or any associate of such director or officer on the other.

        The aggregate consideration paid by the Company as a result of the Consolidated Acquisition was approximately $13 million in cash and two promissory notes in the aggregate original principal amount of approximately $1.0 million, with such aggregate original principal amount subject to potential post-closing downward adjustments. In connection with the Consolidated Acquisition, the Company assumed approximately $4.9 million in debt of Consolidated. The acquisition consideration for the Consolidated Acquisition was determined by arms-length negotiations between the parties to the Asset Purchase Agreement.

        The primary source of funds used in the Consolidated Acquisition was funds extended under the Company's Credit Agreement with NationsBank of Texas, N.A. ("NationsBank").

        BOWEN ACQUISITION

        On February 28, 1997, the Company through a wholly-owned subsidiary acquired (the "Bowen Acquisition") all of the capital stock of Bowen Supply, Inc., a Georgia corporation ("Bowen") pursuant to the terms of that certain Stock Purchase Agreement, dated as of

February 20, 1997 by and among Kevco Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Bowen and the shareholders of Bowen, being Raja Corporation, Robert P. Murray Revocable Trust, Jere W. Goldsmith, Harrold P. Bowen, and Fred P. Bowen, II (the "Shareholders").

        As a result of the Bowen Acquisition, the Company became the indirect holder (through a subsidiary of the Company) of all of the assets and properties, real and personal, tangible and intangible, and liabilities of Bowen. Bowen was a wholesale distributor of building products to the manufactured housing and recreational vehicle industries and the Company's subsidiary intends to continue the use of its assets substantially in accordance with prior practice.

        To the best knowledge of the Company, at the time of the Bowen Acquisition there was no material relationship between (i) Bowen and the Shareholders on the one hand and (ii) the Company, or any of its affiliates, any director or officer of the Company, or any associate of such director or officer on the other.

        The aggregate consideration paid by the Company as a result of the Bowen Acquisition was approximately $18 million in cash and three promissory notes in the aggregate original principal amount of $2.5 million, with such aggregate original principal amount subject to potential post-closing downward adjustments. The acquisition consideration for the Bowen Acquisition was determined by arms-length negotiations between the parties to the Stock Purchase Agreement.

        The primary source of funds used in the Bowen Acquisition was funds extended under the Company's Credit Agreement with NationsBank.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) The audited consolidated balance sheets of Bowen Supply, Inc. and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the two years then ended, are attached hereto as Annex A.

(b) The audited balance sheets of Consolidated Forest Products, L.L.C. ("Consolidated") as of September 29, 1996 and October 1, 1995, and the related statements of income and retained earnings and cash flows for the year ended September 29, 1996 and the period December 2, 1994 to October 1, 1995, are attached hereto as Annex B.

(c) The unaudited pro forma condensed combined balance sheet of Kevco, Inc. as of December 31, 1996 attached hereto as Annex C assumes the consummation of the Consolidation Acquisition and the Bowen Acquisition as of that date. The unaudited pro forma condensed combined statement of income for the year ended December 31, 1996 also attached hereto as Annex C presents the historical results of Kevco, Inc. as if Kevco, Inc. had consummated the Consolidated Acquisition and Bowen Acquisition on January 1, 1996. Such pro forma information is not necessarily indicative of operating results that would have been achieved had such transactions been consummated on the date presented and should not be construed as representative of future operations.

(d)  Exhibits.

2.1 Asset Purchase Agreement by and among Consolidated Forest Products, Inc., Consolidated Forest Products, L.L.C. and the members of the Company.(1)

2.2 Stock Purchase Agreement by and among Kevco Delaware, Inc. and the shareholders of Bowen Supply, Inc.(1)

4.1  Articles of Incorporation of Kevco, Inc., as amended.(2)

4.2  Bylaws of Kevco, Inc.(2)

4.3 Form of certificate evidencing ownership of the Common Stock of Kevco, Inc.(2)

23.1 Consent of Coopers & Lybrand L.L.P.(3)

23.2 Consent of Dougherty McKinnon & Luby(3)

____________________
(1)  Previously filed herewith.

(2) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-11173) and incorporated herein by reference.

(3)  Filed herewith.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Kevco, Inc.



Date:  May 7, 1997                        By: /s/ Jerry E. Kimmel
                                              -------------------------------
                                              Jerry E. Kimmel
                                              Chairman of The Board,
                                              President and
                                              Chief Executive Officer

                                    ANNEX A

                   AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                      BOWEN SUPPLY, INC., AND SUBSIDIARY
                               DECEMBER 31, 1996


Independent Auditors' Report................................................  1
Consolidated Balance Sheets.................................................  2
Consolidated Statements ofStockholders' Equity..............................  4
Consolidated Statements of Income...........................................  5
Consolidated Statements of Cash Flows.......................................  6
Notes to Consolidated Financial Statements..................................  8

                         INDEPENDENT AUDITORS' REPORT



Board of Directors
Bowen Supply, Inc.
Americus, Georgia


We have audited the consolidated balance sheets of Bowen Supply, Inc., and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bowen Supply, Inc., and Subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Dougherty McKinnon & Luby


Columbus, Georgia
February 14, 1997, except
for Note K which is
February 28, 1997

CONSOLIDATED BALANCE SHEETS

BOWEN SUPPLY, INC., AND SUBSIDIARY

                                                        December 31
                                                     1996         1995
                                                  -----------  ----------
ASSETS

CURRENT ASSETS
 Cash and cash equivalents                        $    39,195  $  112,131
 Trade accounts receivable--Note D                  2,283,195   1,783,262
 Other receivables                                    151,840      97,835
 Inventories--Notes C and D                         4,040,910   3,699,942
 Deferred taxes--Note I                               142,537      65,649
 Other current assets                                 616,479     274,891
                                                  -----------  ----------
   TOTAL CURRENT ASSETS                             7,274,156   6,033,710

OTHER ASSETS
 Goodwill, net of accumulated amortization
  of $540,504 and $518,081 for 1996 and
  1995, respectively                                  356,442     378,865
 Cash surrender value of life insurance--
  Notes G and H                                       352,210     356,793
 Rental property, net of allowances for depre-
  ciation of $291,294 and $265,144 for
  1996 and 1995, respectively                         435,704     460,430
 Deferred taxes, net--Note I                                0      20,231
 Other                                                  5,450      13,029
                                                  -----------  ----------
                                                    1,149,806   1,229,348
PROPERTY AND EQUIPMENT--Notes D, E and F
 Land and land improvements                           333,863      92,120
 Buildings and improvements                         1,732,608     580,154
 Leasehold improvements                                51,431      42,295
 Machinery and equipment                            1,249,703     598,753
 Furniture and fixtures                               580,627     431,779
 Construction in progress                                   0     155,345
                                                  -----------  ----------
                                                    3,948,232   1,900,446
 Less allowances for depreciation                   1,010,218     777,767
                                                  -----------  ----------
                                                    2,938,014   1,122,679
                                                  -----------  ----------

                                                  $11,361,976  $8,385,737
                                                  ===========  ==========

                                                    December 31
                                                  1996        1995
                                               ----------  ----------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Note payable to bank--Note D                 $   855,866  $1,857,090
 Note payable to stockholder                      700,000           0
 Trade accounts payable                         1,565,624     974,882
 Other accrued expenses--Note H                   278,732      82,994
 Income taxes payable                             125,840     153,494
 Current portion of long-term debt and
  capitalized lease obligations                   289,163      90,672
                                              -----------  ----------
   TOTAL CURRENT LIABILITIES                    3,815,225   3,159,132

LONG-TERM DEBT AND CAPITALIZED
 LEASE OBLIGATIONS, less portion classified
 as a current liability--Notes D and E          1,802,421     516,733

NOTE PAYABLE TO STOCKHOLDER--Note F                     0     700,000

DEFERRED COMPENSATION--Note G                     196,039     212,272

MINORITY INTEREST                                   6,640      12,122

STOCKHOLDERS' EQUITY--Note J
 Common Stock, par value $.10 per share;
  authorized 3,000,000 shares                      75,000      75,000
 Additional paid-in capital                     1,420,000   1,420,000
 Retained earnings                              4,806,881   3,050,708
                                              -----------  ----------
                                                6,301,881   4,545,708
 Less Treasury Stock, at cost                     760,230     760,230
                                              -----------  ----------
                                                5,541,651   3,785,478
                                              -----------  ----------
COMMITMENTS--Note E

                                              $11,361,976  $8,385,737
                                              ===========  ==========

See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

BOWEN SUPPLY, INC., AND SUBSIDIARY

                                                    Additional
                                    Common Stock     Paid-in     Retained      Treasury Stock
                                  Shares   Amount    Capital     Earnings    Shares     Amount      Total
                                  -------  -------  ----------  ----------  --------  ----------  ----------
Year ended December 31, 1995
  Balances at January 1, 1995     750,000  $75,000  $1,420,000  $1,861,924   125,000  $(760,230)  $2,596,694
  Net income for the year               0        0           0   1,188,784         0          0    1,188,784
                                  -------  -------  ----------  ----------   -------  ---------   ----------
    Balances at
     December 31, 1995            750,000   75,000   1,420,000   3,050,708   125,000   (760,230)   3,785,478

Year ended December 31, 1996
  Net income for the year               0        0           0   1,756,173         0          0    1,756,173
                                  -------  -------  ----------  ----------   -------  ---------   ----------
    Balances at
     December 31, 1996            750,000  $75,000  $1,420,000  $4,806,881   125,000  $(760,230)  $5,541,651
                                  =======  =======  ==========  ==========   =======  =========   ==========

( ) denotes deduction

See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF INCOME

BOWEN SUPPLY, INC., AND SUBSIDIARY

                                            Year Ended December 31
                                                1996          1995
                                            ------------  ------------
OPERATING REVENUES AND COSTS
 Net sales                                  $41,301,322   $30,296,011
 Less cost of goods sold--Note C             33,269,930    24,026,234
                                            -----------   -----------
  GROSS PROFIT                                8,031,392     6,269,777

OTHER OPERATING REVENUES                      1,403,328       918,595
                                            -----------   -----------
                                              9,434,720     7,188,372

OPERATING EXPENSES--Note H
 Selling, warehouse and delivery              4,424,647     3,616,386
 General and administrative                   1,755,821     1,406,924
                                            -----------   -----------
                                              6,180,468     5,023,310
                                            -----------   -----------
  INCOME FROM OPERATIONS                      3,254,252     2,165,062

NONOPERATING REVENUES AND EXPENSES
 Rental income, net--Note E                       1,475        14,801
 Gain on sale of assets                          14,100        94,419
 Interest income                                  5,069         6,218
 Minority interest (deduction)                     (518)        4,891
 Interest expense (deduction)--Note H          (369,143)     (333,386)
                                            -----------   -----------
                                               (349,017)     (213,057)
                                            -----------   -----------
  INCOME BEFORE INCOME TAXES                  2,905,235     1,952,005

INCOME TAX EXPENSE--Note I                    1,149,062       763,221
                                            -----------   -----------

  NET INCOME                                $ 1,756,173   $ 1,188,784
                                            ===========   ===========


See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

BOWEN SUPPLY, INC., AND SUBSIDIARY

                                                    Year Ended December 31
                                                       1996          1995
                                                   ------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Cash received from customers                    $  42,165,191   $ 30,933,192
 Cash paid to suppliers and employees              (39,066,689)   (29,940,882)
 Income taxes paid                                  (1,233,371)      (953,110)
 Interest received                                       5,069          6,218
 Interest paid                                        (362,618)      (347,754)
                                                   -----------   ------------
   NET CASH PROVIDED FROM
   (USED IN) OPERATING ACTIVITIES                    1,507,582       (302,336)

CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from sale of property and
  equipment and rental property                         27,801        144,110
 Purchases of property and equipment                (1,429,218)      (130,644)
 Proceeds from cash surrender value of
  life insurance                                        67,532              0
 Purchase of minority interest in subsidiary            (6,000)             0
 Increase in cash surrender value of
  life insurance                                       (62,949)       (50,567)
                                                   -----------   ------------
   NET CASH USED IN
   INVESTING ACTIVITIES                             (1,402,834)       (37,101)

CASH FLOWS FROM FINANCING ACTIVITIES
 Net borrowings (payments) on revolving
  credit agreement                                  (1,001,224)       387,678
 Additional borrowings under long-term debt
  and capitalized lease obligations                  1,024,216              0
 Principal payments on long-term debt and
  capitalized lease obligations                       (200,676)       (92,598)
                                                   -----------   ------------
   NET CASH PROVIDED FROM
   (USED IN) FINANCING ACTIVITIES                     (177,684)       295,080
                                                   -----------   ------------
   NET DECREASE IN CASH
   AND CASH EQUIVALENTS                                 72,936         44,357

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF YEAR                                     112,131        156,488
                                                   -----------   ------------
   CASH AND CASH EQUIVALENTS
   AT END OF YEAR                                  $    39,195   $    112,131
                                                   ===========   ============

                                                    Year Ended December 31
                                                      1996         1995
                                                   -----------  -----------
RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED FROM (USED IN) OPERATING ACTIVITIES
 Net income                                        $1,756,173   $1,188,784
 Adjustments to reconcile net income to net
  cash provided from (used in) operating
  activities:
   Amortization                                        22,448       22,536
   Depreciation                                       285,547      216,668
   Deferred compensation                               29,807       32,133
   Deferred income taxes                              (56,657)      (3,200)
   Gain on sale of assets                             (14,100)     (94,419)
   Minority interest in net income (loss)
    of consolidated subsidiary                            518       (4,891)
   Changes in account balances:
    Receivables                                      (540,934)    (296,215)
    Inventories                                      (340,968)    (789,616)
    Other current assets                             (341,588)    (170,243)
    Other assets                                       (5,450)           0
    Trade accounts payable                            590,742     (174,638)
    Other accrued expenses                            189,213      (28,178)
    Income taxes payable                              (27,654)    (186,689)
    Accrued interest payable                            6,525      (14,368)
    Deferred compensation paid                        (46,040)           0
                                                   ----------   ----------
     NET CASH PROVIDED FROM
     (USED IN) OPERATING ACTIVITIES                $1,507,582    ($302,336)
                                                   ==========   ==========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES


During 1996 and 1995 the Company acquired certain assets in exchange for directly related debt totaling $660,639 and $150,000, respectively.

( ) denotes deduction

See notes to consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BOWEN SUPPLY, INC., AND SUBSIDIARY


NOTE A  --  SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The consolidated financial statements include the accounts and transactions of the Company and its 90% owned (80% owned in 1995) subsidiary, Encore Industries, Inc. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Description of Business: The Company is primarily engaged in the wholesale distribution of building products to the manufactured housing industry. The Company operates out of eleven warehouse locations located throughout the continental United States.


Concentration of Credit Risks: The Company extends unsecured credit to customers located throughout the continental United States.


The Company maintains its cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

The Company had net sales to two customers representing 20% and 12% of net sales in 1996.

Inventories: Inventories are valued at the lower of cost or market value. The last-in, first-out (LIFO) method is used to determine the cost of the Company's inventory.


Property and Equipment and Rental Property: Property and equipment and rental property are recorded at cost. Major renewals and betterments are charged to the property accounts while replacements, maintenance and repairs which do not extend the life of the respective assets are expensed currently.


The Company provides for depreciation of property and equipment and rental property by charging against operations amounts sufficient to amortize the cost of properties over their estimated useful lives: buildings 15 - 40 years; machinery and equipment 3 - 10 years; furniture and fixtures 3 - 8 years. Depreciation is computed using the straight-line method for financial reporting purposes and on accelerated methods for income tax purposes.

When properties are disposed of, the related costs and accumulated depreciation are removed from the respective accounts and any profit or loss on disposition is credited or charged to operations.

Goodwill: Goodwill represents the excess of purchase price over net tangible assets acquired. This amount is being amortized on the straight-line method over a period of 40 years. The Company reviews goodwill to assess recoverability periodically. At each balance sheet date, management assesses whether there has been a permanent impairment in the value of goodwill by considering factors such as expected future operating income, current operating results and other economic factors. Management believes no impairment has occurred.

Income Taxes: Income taxes are provided based on earnings reported for tax return purposes in addition to a provision for deferred income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The Company provides for deferred income taxes (see Note I) arising from the use of different methods of reporting depreciation expense for financial reporting purposes and income tax purposes and from differences in the timing of recording deferred compensation expense, bad debt expense, salary expense and certain inventory costs for financial reporting purposes and income tax purposes.


Retirement Plan: The Company adopted a Defined Contribution 401(k) Plan effective January 1, 1996, in which substantially all full-time employees are eligible to participate. Participating employees can defer up to 15% of eligible compensation and the Company matches the employee contributions at the rate of 25% of the first 4% of employee deferral. The Company's matching contribution amounted to $20,452 for 1996.


Cash and Cash Equivalents: For purposes of the Consolidated Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.


Revenue Recognition: Revenue from product sales is recognized at the time of shipment or the time of receipt in the case of direct shipments from vendors to customers. Commissions are recognized as earned.


Financial Instruments: The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, and accounts payable approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amounts reported for the revolving line of credit and long-term debt approximate fair value because the underlying instruments are either at variable interest rates which reprice frequently or at stated rates of interest which approximate market.

NOTE B  -- ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C  -- INVENTORIES

Inventory cost is determined using the last-in, first-out (LIFO) method of inventory accounting. The Company utilizes this method because it believes this method results in a better matching of revenues and expenses. If the Company had used the first-in, first-out (FIFO) method of inventory accounting, inventories would have been $196,188 and $216,123 higher than reported at December 31, 1996 and 1995, respectively.

NOTE D  --  NOTE PAYABLE AND LONG-TERM DEBT

The Company has a line of credit agreement under which the Company can borrow up to $3,500,000. Interest is payable at the LIBOR rate plus two percent and the line of credit is collateralized by inventories, accounts receivable, machinery and equipment and furniture and fixtures. This agreement contains certain covenants restricting the payment of dividends and the maintenance of minimum debt/worth ratios, debt service coverage ratios and tangible net worth. The amount borrowed under this agreement was $855,866 at December 31, 1996 (see Note
K). The Company had a similar agreement with another lender in 1995. The amount borrowed under that agreement was $1,857,090 at December 31, 1995. The weighted average interest rate for borrowings under the line of credit was 8.3% and 9.9% during 1996 and 1995, respectively.

Long-term debt is summarized as follows:
                                                          December 31
                                                         1996       1995
                                                      ----------  --------

     Capitalized lease obligations (see
     Note E)                                          $1,164,115  $ 44,259

     9.9% note payable to Small Business
     Administration, due in monthly install-
     ments of $2,279, including interest,
     in 1996 and decreasing to $2,229, in-
     cluding interest, in 2008; collater-
     alized by a second mortgage on real
     estate with a cost of $507,591 (see
     Note K)                                          $  179,812  $187,715

     7.0% notes payable to bank, due in
     monthly installments totaling $1,117,
     including interest, through November,
     1996; collateralized by trucks with a
     cost of $42,500                                           0    10,885

     8.0% note payable to bank, due in
     monthly installments of $1,594, includ-
     ing interest, through June, 1998, with
     balance then due; collateralized by
     real estate with a cost of $501,662
     (see Note K)                                         98,099   107,904

     7.0% note payable to bank, due in
     monthly installments of $3,860,
     including interest, through June,
     1998; collateralized by real estate
     with a cost of $507,591 (see Note K)                 67,040   106,642

     Construction loan payable to bank; due
     on February 23, 1996; refinanced with
     9.0% note below                                           0      150,000

     9.0% note payable to bank, due in
     monthly installments of $1,679,
     including interest, through March, 2001;
     with balance then due; collateralized by
     a second mortgage on real estate with a
     cost of $501,662 (see Note K)                       161,868            0

     8.80% note payable to bank, due in
     monthly installments of $5,338,
     including interest, through September,
     2006; collateralized by real estate with
     a cost of $531,345 (see Note K)                     420,650            0
                                                      ----------   ----------
                                                       2,091,584      607,405
     Less current portion                                289,163       90,672
                                                      ----------   ----------
                                                      $1,802,421   $  516,733
                                                      ==========   ==========


Annual maturities on long-term debt and capitalized lease obligations outlined above at December 31, 1996, are summarized as follows:

              1997                                                 $  289,163
              1998                                                    367,217
              1999                                                    255,092
              2000                                                    211,078
              2001                                                    223,848
              Thereafter                                              745,186
                                                                   ----------
                                                                   $2,091,584
                                                                   ==========

NOTE E  --  LEASES

The Company has acquired certain assets under capital leases at rates ranging from 4.90% to 12.46%. The cost and accumulated amortization of assets under capital leases was $1,456,985 and $102,703, respectively, at December 31, 1996, and $147,095 and $56,528, respectively, at December 31, 1995. Amortization of these assets is included in depreciation expense in the accompanying consolidated financial statements.

The capitalized lease obligations are summarized as follows:

                                                          December 31
                                                         1996        1995
                                                       ---------   --------
 Construction loan to be refinanced by an
  Industrial Revenue bond on April 1, 1997;
  payable in 120 monthly installments beginning
  May 1, 1997, with interest fixed at the prime
  rate plus 3/8% as of April 1, 1997;
  collateralized by real estate and machinery and
  equipment costing $727,482 (see below)               $  583,800  $      0

 Capitalized lease obligations with interest rates
  ranging from 4.90% to 12.46%; monthly
  payments ranging from $16,935 in 1997 to
  $6,267 in 2001, year of final payment;
  collateralized by automobiles, trucks and
  equipment costing $729,503.                             580,315    44,259
                                                       ----------  --------
                                                       $1,164,115  $ 44,259
                                                       ==========  ========

The construction loan is to be refinanced from the proceeds of an Industrial Revenue Bond issued by the Douglas-Coffee County Industrial Authority. The Company will enter into a lease agreement with the Authority whereby the lease payments pursuant to the lease will equal the debt service requirements of the Bonds. The Bond issue will be for an amount not to exceed $616,250. Through December 31, 1996, the Company had incurred $727,482 in costs relating to this project.

In addition, certain warehouses and automobiles are leased (see Note H) under noncancelable operating leases with original terms of three to ten years and renewal options of similar lengths of time. The warehouse leases generally provide for the payment of taxes and insurance by the lessor and utilities and minor repairs by the Company. The total rental expense for all operating leases amounted to $692,173 and $744,283 for 1996 and 1995, respectively.

Future minimum payments, by year and in the aggregate, under the capital leases and operating leases with initial terms of one year or more consisted of the following at December 31, 1996:

                                            Capital    Operating
                                             Leases      Leases
                                           ----------  ----------

     1997                                  $  274,152  $  415,335
     1998                                     289,204     365,284
     1999                                     260,062     330,130
     2000                                     192,481     312,000
     2001                                      98,058     312,000
     Thereafter                               465,852           0
                                           ----------  ----------
     Total minimum lease payments           1,579,809  $1,734,749
                                                       ==========
     Less amounts representing interest       415,694
                                           ----------
     Included in Note D                    $1,164,115
                                           ==========

In computing the operating lease commitments shown above, it has been assumed that leases with related parties will be renewed at their expiration dates at annual rentals in effect at the end of the lease term.

The Company has rental property which it leases to unaffiliated companies under leases ranging in original terms of one to twelve months. These leases provide that the Company will pay real estate taxes and insurance on the leased property.

The Company received rental income totaling $7,987 and $20,635 from these and other short-term leases in 1996 and 1995, respectively.


NOTE F  --  NOTE PAYABLE TO STOCKHOLDER

Note payable to stockholder consists of a note with interest payable monthly at 10% through April 1, 1997, with the principal then due. The note is collateralized by substantially all machinery and equipment and furniture and fixtures. The note is subordinated to the line of credit described in Note D.

NOTE G  --  DEFERRED COMPENSATION

The Company has employment contracts with various employees which provide for the payment of retirement benefits upon retirement at age 65. The agreements provide for payments to be made to the employees or their legal representatives over a ten year period commencing with the month following the employee's retirement.

The Company has recorded a liability which represents the net present value of benefits vested under these agreements using an interest rate of 8%. This liability amounted to $196,039 and $212,272 at December 31, 1996 and 1995, respectively.

The agreements also provide for death benefits to be paid to the employee's legal representatives in the event of their death prior to retirement in lieu of the retirement benefits described above. These benefits and the payment terms thereof are equal to those described above and are funded by life insurance policies.

NOTE H  --  RELATED PARTY TRANSACTIONS

Transactions with related parties not disclosed elsewhere are summarized as follows:

                                                        Year Ended December 31
                                                           1996      1995
                                                         --------  --------
 Rental expense on automobiles and trucks                $  1,082  $ 12,990
 Rental expense on warehouses                             276,000   276,000
 Interest expense on note payable to
  stockholder                                              70,192    70,000
 Equity in split-dollar life insurance
  policy on stockholder/officer                            86,878    66,979
 Advances to majority stockholder
  (repaid prior to year end)                              907,613         0
 Entertainment expenses paid to majority
  stockholder for use of certain assets                    11,900     5,100

The rental expense is paid under operating leases to the Company's majority stockholder or President (see Note E).

Other accrued expenses in the accompanying consolidated balance sheets include interest payable on the note payable to stockholder of $5,945 at December 31, 1996 and 1995.

NOTE I  --  INCOME TAXES

The net deferred taxes recorded in the accompanying consolidated balance sheets include the following components:

                                                                                                  Year Ended December 31
                                                                                                  1996              1995
                                                                                                --------           -------
                                                                                                       Non-                  Non-
                                                                                          Current    Current     Current    Current
                                                                                         --------  ----------   -------   ---------
  Deferred tax liabilities                                                               $      0    ($77,392)  $     0    ($63,570)

  Deferred tax assets                                                                     142,537      77,392    65,649      83,801
                                                                                         --------  ----------   -------   ---------
   NET DEFERRED TAXES                                                                    $142,537  $        0   $65,649   $  20,231
                                                                                         ========  ==========   =======   =========

Income tax expense in the accompanying Consolidated Statements of Income is summarized as follows:

                                                                                       Year Ended December 31
                                                                                           1996       1995
                                                                                        ---------   ---------
Federal
  Current income tax expense                                                           $  999,017  $  604,087
  Deferred income tax benefit (deduction)                                                 (44,746)     (2,883)
                                                                                       ----------   ---------
                                                                                          954,271     601,204
 State
  Current income tax expense                                                              206,702     162,334
  Deferred income tax benefit (deduction)                                                 (11,911)       (317)
                                                                                       ----------   ---------
                                                                                          194,791     162,017
    INCOME TAX EXPENSE                                                                 $1,149,062   $ 763,221
                                                                                       ==========   =========

A reconciliation of income tax expense in the accompanying Consolidated Statements of Income to the statutory rate is summarized as follows:

                                          Year Ended December 31
                                              1996       1995
                                            ---------  ---------
 Income tax expense at 34% statutory
  rate                                    $  987,780  $ 663,681
 Add (deduct):
  State income taxes, net of federal
   benefit                                   128,562    106,931
  Income tax effect of nondeductible
   expenses                                   33,124     19,275
  Other                                         (404)   (26,666)
                                          ----------  ---------
                                             161,282     99,540
                                          ----------  ---------
    INCOME TAX EXPENSE                    $1,149,062  $ 763,221
                                          ==========  =========

NOTE J  --  STOCK OPTIONS

The Company has a Qualified Stock Option Plan which reserves 50,000 shares of the Company's $.10 par value Common Stock for granting to key personnel. The options allow these personnel to purchase the Company's stock at no less than $5 per share or 100% of the fair market value, whichever is higher, on the dates the options are granted. At December 31, 1996, no options had been granted under this plan.

NOTE K  --  SUBSEQUENT EVENT

The stockholders of the Company executed an agreement on February 28, 1997, with Kevco, Inc., whereby Kevco, Inc. will acquire all of the outstanding stock of the Company. All of the Company's long-term debt (including the revolver described in Note D) is anticipated to be paid in full in conjunction with this transaction.

                                    ANNEX B

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Consolidated Forest Products, L.L.C.

We have audited the accompanying balance sheets of Consolidated Forest Products, L.L.C. (the Company) as of September 29, 1996 and October 1, 1995, and the related statements of income and retained earnings and cash flows for the year ended September 29, 1996 and the period December 2, 1994 to October 1, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consolidated Forest Products, L.L.C. as of September 29, 1996 and October 1, 1995, and the results of its operations and its cash flows for the year ended September 29, 1996 and the period December 2, 1994 to October 1, 1995, in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand L.L.P.

Fort Worth, Texas
November 8, 1996, except for Note 9 as
 to which the date is February 27, 1997

CONSOLIDATED FOREST PRODUCTS, L.L.C.
BALANCE SHEETS
September 29, 1996 and October 1, 1995

                                                    SEPTEMBER 29,   OCTOBER 1,
                                                        1996          1995
                                                    -------------  -----------
                ASSETS
Current assets:
  Cash and cash equivalents                       $       6,254   $      6,053
  Trade accounts receivable, net of
   allowance of doubtful accounts of
   $73,800 and $150,486 in 1996 and 1995,
   respectively                                       3,928,686      3,786,127
  Advances to owner and employees                        17,546         12,757
  Inventory                                           4,496,745      4,022,491
  Prepaid expenses and other                            287,313        252,259
                                                  -------------   ------------
      Total current assets                            8,736,544      8,079,687

  Property, plant, and equipment, net                 4,099,814      4,086,385
  Organization and financing cost, net of
   accumulated amortization of $353,175 and
   $152,115 in 1996 and 1995, respectively              282,825        483,885
  Goodwill, net of accumulated amortization
   of $470,130 and $213,690 in 1996 and 1995,
   respectively                                       3,376,279      3,632,719
  Noncompete agreement, net of accumulated
   amortization of $27,500 in 1996                      122,500              0
                                                  -------------   ------------
                                                  $  16,617,962   $ 16,282,676
                                                  =============   ============
      LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Current maturities of long-term debt            $  1,798,077    $  1,586,967
  Cash overdraft                                     2,552,927       1,718,697
  Accounts payable                                   2,059,859       1,465,965
  Accrued liabilities                                  724,408         652,059
                                                  ------------    ------------
      Total current liabilities                      7,135,271       5,423,688
                                                  ------------    ------------

Long-term debt, less current portion above           4,178,829       5,851,307
Borrowings under line of credit                      2,956,194       4,253,853
                                                  ------------    ------------
      Total liabilities                             14,270,294      15,528,848
                                                  ------------    ------------
Commitments and contingencies (Note 7)

Members' equity:
  Capital contributions                                700,000         700,000
  Retained earnings                                  1,647,668          53,828
                                                  ------------    ------------
      Total members' equity                          2,347,668         753,828
                                                  ------------    ------------
                                                  $ 16,617,962    $ 16,282,676
                                                  ============    ============


The accompanying notes are an integral part of these financial statements.

CONSOLIDATED FOREST PRODUCTS, L.L.C.
STATEMENTS OF INCOME AND RETAINED EARNINGS for the year ended September 29, 1996 and the period
December 2, 1994 to October 1, 1995

                                                             DECEMBER 2,
                                                               1994 TO
                                           SEPTEMBER 29,      OCTOBER 1,
                                              1996              1995
                                          -----------       -----------
Net sales                                 $92,474,171       $62,872,613
Cost of sales                              81,745,729        56,642,646
                                          -----------       -----------
      Gross profit                         10,728,442         6,229,967
Selling, general, and administrative
 expenses                                   7,597,871         4,978,089
                                          -----------       -----------
      Income from operations                3,130,571         1,251,878
                                          -----------       -----------
Other income and expense:
  Other income                                 46,213             2,545
  Interest expense                         (1,229,984)       (1,053,477)
                                          -----------       -----------
      Total other expense, net             (1,183,771)       (1,050,932)
                                          -----------       -----------
      Net income                            1,946,800           200,946

Retained earnings, beginning of period         53,828                 0
Tax dividends paid to members                (352,960)         (147,118)
                                          -----------       -----------
Retained earnings, end of period          $ 1,647,668       $    53,828
                                          ===========       ===========

The accompanying notes are an integral part of these financial statements.

CONSOLIDATED FOREST PRODUCTS, L.L.C.
STATEMENTS OF CASH FLOWS
for the year ended September 29, 1996 and the period
December 2, 1994 to October 1, 1995


                                                                    DECEMBER 2,
                                                                      1994 TO
                                                   SEPTEMBER 29,     OCTOBER 1,
                                                       1996            1995
                                                   -------------   ------------
Cash flows from operating activities:
  Net income                                        $  1,946,800   $   200,946
  Adjustments to reconcile net income
   to net cash provided by operating activities:
    Depreciation                                         576,154       392,999
    Amortization                                         485,000       365,805
    Loss (gain) on sale of equipment                       1,487        (1,548)
    Other, net                                                 0      (235,503)
    Changes in:
      Accounts receivable, net                          (142,559)     (360,511)
      Advances to owner and employees                     (4,789)      (21,052)
      Inventory                                         (474,254)     (178,918)
      Prepaid expenses and other                         (35,054)     (111,770)
      Accounts payable                                   593,894       330,574
      Accrued liabilities                                 72,349       278,509
                                                    ------------   -----------
         Net cash provided by operating activities     3,019,028       659,531
                                                    ------------   -----------
Cash flows from investing activities:
  Cash paid in connection with acquisition
   of net assets of business                                   0   (11,940,730)
  Cash paid for organization costs                             0       (82,624)
  Cash paid for noncompete agreement                    (150,000)            0
  Capital expenditures                                  (646,070)   (1,395,651)
  Proceeds from sale of equipment                         55,000        62,814
                                                    ------------   -----------
         Net cash used in investing activities          (741,070)  (13,356,191)
                                                    ============   ===========


Cash flows from financing activities:
  Cash paid for financing costs                                0      (153,376)
  Net (payments) proceeds on line of credit           (1,297,659)    4,253,853
  Proceeds from long-term debt                           150,000     6,780,156
  Payments on long-term debt                          (1,611,368)   (1,018,379)
  Proceeds from capital contributions                          0     2,200,000
  Change in cash overdraft                               834,230       787,577
  Tax dividends paid to members                         (352,960)     (147,118)
                                                    ------------   -----------
         Net cash (used in) provided by
          financing activities                       (2,277,757)    12,702,713
                                                    ------------   -----------
         Net increase in cash and cash
          equivalents                                        201         6,053
Cash and cash equivalents, beginning of period             6,053             0
                                                    ------------   -----------
Cash and cash equivalents, end of period            $      6,254   $     6,053
                                                    ============   ===========
Supplemental cash flow information:
  Cash paid for interest during the period          $  1,256,911   $   944,070
                                                    ============   ===========

As described in Note 1, the note payable to member at October 1, 1995 of $1,264,497 represented a noncash financing activity.

The accompanying notes are an integral part of these financial statements.

CONSOLIDATED FOREST PRODUCTS, L.L.C.
NOTES TO FINANCIAL STATEMENTS


1.   GENERAL

     On December 2, 1994, Consolidated Forest Products, L.L.C. (the Company) purchased the net assets of Consolidated Forest Products, Inc. (Predecessor) for $7,260,104. The financial information of the Company reflects purchase accounting in which the purchase price of $7,260,104 is allocated to the underlying assets and liabilities of the Predecessor based on their respective estimated fair values. In connection with the acquisition, payments in the amount of $5,995,607 were made to shareholders of the Predecessor who are also members of the Company. Amounts paid to these members in excess of Predecessor basis have been recorded as a reduction of members' equity of $1,500,000. A note payable to the principal member of the Predecessor was recorded for the unpaid portion of the purchase price. Goodwill, the excess of the purchase price over the fair value of the net assets acquired, amounted to approximately $3,846,000 and is being amortized on a straight-line basis over 15 years.

     The acquisition of the net assets of the Predecessor was financed with contributed capital of $2,200,000 and the following borrowings from Barclays Business Credit, Inc. (which was subsequently acquired by Fleet Capital Corporation): a term note payable of $5,500,000 and advances under a $6,500,000 revolving line of credit facility. Following the acquisition, certain existing indebtedness of the Predecessor was repaid using financing proceeds.

     The Company is engaged in the business of fabricating and distributing lumber and plywood, at wholesale, as well as manufacturing wood rafters for mobile home manufacturers. The Company operates and sells to customers primarily in the Southeastern United States. During the year ended September 29, 1996 and the period December 2, 1994 to October 1, 1995, sales to seven customers represented approximately 69% and 62% of total sales, respectively, and outstanding balances related to these customers represented approximately 59% and 63% of accounts receivable as of September 29, 1996 and October 1, 1995, respectively.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the significant accounting policies used by the Company is set forth below.

     CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with an original maturity of three months or less at the time of purchase to be cash equivalents. Primarily all of the Company's cash and cash equivalents are held in one major banking institution.

     FINANCIAL INSTRUMENTS - The carrying amount reported in the balance sheet for cash and cash equivalents, accounts receivable, and accounts payable approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amounts reported for the revolving line of credit and long-term debt approximate fair value because the underlying instruments are either at variable interest rates which reprice frequently or at stated rates of interest which approximate market.

     INVENTORY - Inventory is valued at the lower of cost or market. The first-in, first-out (FIFO) method is used to determine the cost of the Company's inventory.

INTANGIBLE ASSETS - Intangible assets are stated at cost and are being amortized on a straight-line basis over lives as follows:

                                                              Life
                                                          -----------

    Goodwill                                                15 years
    Organization and financing costs                      5 - 7 years
    Noncompete agreement                                     5 years

The Company reviews goodwill to assess recoverability periodically. At each balance sheet date, management assesses whether there has been a permanent impairment in the value of goodwill by considering factors such as expected future operating income, current operating results and other economic factors. Management believes no impairment has occurred.

PROPERTY, PLANT, AND EQUIPMENT - Property, plant, and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred; betterments which materially prolong the lives of the assets are capitalized. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts and the gain or loss on such disposition is included in income.

LONG-LIVED ASSETS - During the year ended September 29, 1996, the Company implemented Financial Accounting Standards Board (FASB) Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. In accordance with FASB 121, the Company will recognize impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amount. If undiscounted future cash flows are less than the asset's carrying amount, an impairment loss would be recorded using discounted future cash flows. There were no such losses recognized at September 29, 1996.

INCOME TAXES - As a limited liability company, the Company is not subject to income taxes. The liability or benefit is passed on to the members of the Company. Thus, no provision for income taxes has been provided for in the accompanying financial statements.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   INVENTORY

     Inventory consists of the following at September 29, 1996 and October 1, 1995:



                                         September 29, 1996    October 1, 1995
                                         ------------------    ---------------

          Raw materials                   $   3,498,929          $   3,299,664
          Work-in-process                       304,978                187,595
          Finished goods                        692,838                535,232
                                          -------------          -------------
                                          $   4,496,745          $   4,022,491
                                          =============          =============

4.   PROPERTY, PLANT, AND EQUIPMENT

     Balances of property, plant, and equipment consist of the following at September 29, 1996 and October 1, 1995:

                                         September 29, 1996    October 1, 1995
                                         ------------------    ---------------

          Land                            $     393,822          $     380,792
          Buildings                           1,091,329                961,767
          Machinery and equipment             2,159,840              1,784,971
          Furniture and office equipment         93,099                 80,874
          Automotive equipment                1,293,355              1,263,902
                                          -------------          -------------
                                              5,031,445              4,472,306
          Less accumulated depreciation         931,631                385,921
                                          -------------          -------------
                                          $   4,099,814          $   4,086,385
                                          =============          =============

5.   LONG-TERM DEBT

     At September 29, 1996 and October 1, 1995, long-term debt consists of the following:


                                                    September 29,    October 1,
                                                        1996            1995
                                                    -------------    ----------
     Senior note payable to Fleet Capital
     Corporation, variable interest (9.75%
     and 10.25% at September 29, 1996 and
     October 1, 1995, respectively) payable
     monthly along with $114,583 in principal
     until January 6, 1998, at which time
     remaining principal balance becomes due.       $ 3,145,520     $ 4,520,520


     Senior note payable to Fleet Capital
     Corporation, variable interest (9.75%
     and 10.25% at Sepember 29, 1996 and
     October 1, 1995, respectively) payable
     monthly along with $10,833 in principal
     until January 6, 1998, at which time
     remaining principal balance becomes due.           487,505         617,501


     Note payable to member, subordinate to
     the debt payable to Fleet Capital
     Corporation, with interest payable
     annually at 8%.                                  1,190,681       1,264,497

     Subordinated note payable to member,
     variable interest (9.25% and 10% at
     September 29, 1996 and October 1, 1995,
     respectively) payable monthly, principal
     due January 6, 1999.                               450,000         300,000

     Subordinated note payable to member,
     variable interest (9.25% and 10% at
     September 29, 1996 and October 1, 1995,
     respectively) payable monthly, principal
     due January 6, 1999.                               300,000         300,000

     Deferred loan origination
     fee payable to Fleet Capital
     Corporation, due January 6, 1998.                  400,000         400,000

     Note payable to AmSouth
     Bank, payable monthly
     including interest at 7-3/4%.                            0          30,156

     Note payable to City of Haleyville Water
     & Sewer Department, no interest,
     principal payable $200 monthly.                      3,200           5,600
                                                    -----------     -----------
                                                      5,976,906       7,438,274
     Less current maturities                          1,798,077       1,586,967
                                                    -----------     -----------
     Long-term portion                              $ 4,178,829     $ 5,851,307
                                                    ===========     ===========

     Future maturities of long-term debt are as follows:

              Years Ending September 29:

                    1997                            $ 1,798,077
                    1998                              2,828,829
                    1999                              1,050,000
                    2000                                300,000
                                                    -----------
                                                    $ 5,976,906
                                                    ===========

     The Company operates under a revolving line of credit agreement with Fleet Capital Corporation (the Bank), a commercial bank, which provides borrowings based upon certain inventory and accounts receivable levels up to a maximum amount of $7,608,000. Advances bear interest at 1.5% in excess of the prime rate. The interest rate was 9.75% at September 29, 1996. At September 29, 1996, the outstanding borrowings under this line of credit totaled $2,956,194 and the total unused availability under this agreement was approximately $1,540,000. Total outstanding borrowings under this line of credit become due January 6, 1998.

     The revolving line of credit agreement, as well as the senior notes payable to the Bank, places certain restrictive covenants upon the Company, such as maintaining specified equity levels, meeting certain financial ratios, and achieving certain net income and cash flow levels. At September 29, 1996 and for the year then ended, the Company was in compliance with or had received appropriate waivers of these covenants. Substantially all of the assets of the Company are pledged as collateral for the line-of-credit and long-term debt.

     The note payable to member of $1,190,681 at September 29, 1996 represents the unpaid portion of the purchase price as described in Note 1. Principal payments on the note are subordinate to the debt owed to the Bank; however, the Bank did allow payment of the first installment on the note in January of 1996 of approximately $65,000. Further, absent any defaults under the bank agreements, the Company is allowed to make annual interest payments on this note as well. During the period ended October 1, 1995, the Company obtained working capital loans of $300,000 each from two of its members to fund working capital needs of the Company. An additional $150,000 was borrowed from one of its members during the year ended September 29, 1996. Each of these loans are subordinated to the Company's bank debt with only interest payments required until the January 6, 1999 maturity of the notes.


6.   RETIREMENT PLAN

     The Company has made available to all eligible employees a defined contribution retirement plan (the Plan). Employees are eligible to participate after completing six months of service and attaining the age of eighteen. The Plan provides that employees may elect to defer up to 15% of compensation, as defined in the plan agreement. The Company will match 50% of employee deferrals up to 6% of compensation. The Company made contributions of approximately $40,500 and $26,000 for the year ended September 29, 1996 and the period December 2, 1994 to October 1, 1995, respectively.


7.   COMMITMENTS AND CONTINGENCIES

     LEASES

     The Company leases office and warehouse space under various operating leases. The leases generally are for terms of three to five years and do not contain purchase options. Rent expense was approximately $184,000 and $115,000 for the year ended September 29, 1996 and the period December 2, 1994 to October 1, 1995, respectively.

     The future minimum lease payments required under noncancelable operating leases with initial or remaining terms of one or more years at September 29, 1996 were approximately as follows:


              Fiscal Years:
              -------------
                  1997                        $  182,000
                  1998                           178,500
                  1999                           177,000
                  2000                            64,500
                  2001                             2,250
                                              ----------
                                              $  604,250
                                              ==========

     LITIGATION

     There are claims and pending actions incident to the business operations of the Company. Management does not expect resolution of these matters to have a material adverse effect on the Company's financial position or future results of operations or cash flows.



8.   RELATED PARTIES

     On January 3, 1995, the Company entered into a sales agreement with Caney Creek, Inc. (Caney Creek), a sales company owned by individuals with a minority membership position in the Company. Under this agreement, Caney Creek has exclusive rights to sell products manufactured by the Company to all but one of the Company's customers. The initial term of this agreement was for the three-year period ending December 31, 1997. After the initial term, this agreement shall automatically renew for successive one-year terms unless otherwise canceled by either party. Upon termination of the sales agreement, the Company is obligated to pay Caney Creek an amount equal to one-half of the sales commissions paid to them during the previous twelve-month period in exchange for a one-year covenant not to compete from Caney Creek and its employees. This amount will be paid in twelve monthly installments beginning the month after the agreement is effectively terminated. Sales commissions paid to Caney Creek totaled approximately $2,886,000 and $2,000,000 for the year ended September 29, 1996 and the period December 2, 1994 to October 1, 1995, respectively.

9.   SUBSEQUENT EVENT

     On February 27, 1997, Kevco, Inc., through a wholly-owned subsidiary, acquired substantially all of the assets and assumed certain liabilities of the Company pursuant to the terms of a certain asset purchase agreement, dated as of January 31, 1997.

                                    ANNEX C

                      UNAUDITED PRO FORMA FINANCIAL DATA

  The unaudited pro forma financial data is based on (i) the consolidated financial statements of Kevco, Inc. ("Company") as of and for the year ended December 31 ,1996, (ii) the consolidated financial statements of Bowen Supply, Inc. ("Bowen") as of and for the year ended December 31, 1996, included elsewhere in this Form 8-K/A and (iii) the consolidated financial statements of Consolidated Forest Products, L.L.C. ("Consolidated") as of and for the year ended September 29, 1996, included elsewhere in this Form 8-K/A. The unaudited pro forma financial data gives effect to (x) the acquisition of Bowen ("Bowen Acquisition"), (y) the acquisition of Consolidated ("Consolidated Acquisition" and, collectively with the Bowen Acquisition, the "Acquisitions") and (z) the sale of 2,415,000 shares of common stock and conversion from an S corporation to a C corporation in November 1996 (including an over-allotment option of 315,000 shares exercised in December 1996) ("Offering"), as if these transactions had occurred on January 1, 1996.

  The unaudited pro forma condensed combined balance sheet at December 31, 1996 is based on the consolidated financial statements of the Company adjusted to give effect to the Acquisitions as if such transactions had occurred on December 31, 1996. The unaudited pro forma condensed combined statement of income for the year ended December 31, 1996 is based on the consolidated financial statements of the Company and adjusted to give effect to the Acquisitions and the Offering as if such transactions had occurred on January 1, 1996. The acquisition adjustments and offering adjustments are based upon historical financial information of the Company, Bowen and Consolidated and certain assumptions that management of the Company believes are reasonable. The Acquisitions are accounted for under the purchase method of accounting. Under this method of accounting, the purchase price has been allocated to the assets and liabilities acquired based on preliminary estimates of fair value. The actual fair value is determined as of the consummation of each of the Acquisitions. The unaudited pro forma financial data does not necessarily reflect the results of operations or the financial position of the Company that actually would have resulted had the Acquisitions and the Offering occurred at the dates indicated, or project the results of operations or financial position of the Company for any future date or period.

  The unaudited pro forma financial data should be read in conjunction with the consolidated financial statements of the Company and the notes thereto, the consolidated financial statements of Bowen and Consolidated and the notes thereto included elsewhere in this Form 8-K/A.

                                  KEVCO, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               DECEMBER 31, 1996
                                (IN THOUSANDS)

                                                     Bowen Supply, Inc.           Consolidated Forest Products, L.L.C.(A)
                                            ------------------------------------  ---------------------------------------
                                  Kevco                  Acquisition                             Acquisition              Pro Forma
                               Historical   Historical   Adjustments   Pro Forma   Historical    Adjustments   Pro Forma   Total
                              -----------   ----------   -----------   ---------   ----------    -----------   ---------  ---------
ASSETS
Current Assets:
  Cash and cash equivalents   $     2,078   $       39   $         -    $     39   $        6    $         -   $       6  $   2,123
  Trade accounts receivable,
   net                              9,458        2,283             -       2,283        3,929              -       3,929     15,670
  Inventories                      22,792        4,041           196(a)    4,237        4,497              -       4,497     31,526
  Other current assets                533          911             -         911          304              -         304      1,748
                              -----------   ----------   -----------   ---------   ----------    -----------   ---------  ---------
     Total current assets          34,861        7,274           196       7,470        8,736              -       8,736     51,067
  Property and equipment,
   net                             10,208        2,938             -       2,938        4,100          1,103 (e)   5,203     18,349
  Intangible assets, net            9,495          356          (356)(a)  15,096        3,782         (3,782)(e)   8,642     33,233
                                                              14,885 (a)                               8,431 (e)
                                                                 211 (b)                                 211 (b)
  Other assets                        440          794             -         794            -            492 (f)     492      1,726
                              -----------   ----------   -----------   ---------   ----------    -----------   ---------  ---------
     Total assets             $    55,004   $   11,362   $    14,936   $  26,298   $   16,618    $     6,455   $  23,073  $ 104,375
                              ===========   ==========   ===========   =========   ==========    ===========   =========  =========

LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable      $     6,666   $    1,566   $         -   $   1,566   $    4,613    $         -   $   4,613  $  12,845
  Accrued liabilities               3,107          279             -         279          724              -         724      4,110
  Current portion of long-
   term debt                          367          289             -         289        1,798         (1,798)(e)       -        656
  Other liabilities                   762        1,681             -       1,681            -              -           -      2,443
                              -----------   ----------   -----------   ---------   ----------    -----------   ---------  ---------
     Total current
      liabilities                  10,902        3,815             -       3,815        7,135         (1,798)      5,337     20,054
Long-term debt, less
   current portion                  9,464        1,802        20,478 (c)  22,280        4,179         (4,179)(e)  14,288     46,032
                                                                                                      14,288 (c)
Other liabilities                     987          203             -         203        2,956            492 (f)   3,448      4,638
                              -----------   ----------   -----------   ---------   ----------    -----------   ---------  ---------
     Total liabilities             21,353        5,820        20,478      26,298       14,270          8,803      23,073     70,724

Stockholders' equity:
  Common stock                         68           75           (75) (d)      -            -              -           -         68
  Additional paid-in
   capital                         32,854        1,420        (1,420) (d)      -          700           (700)(g)       -     32,854
  Retained earnings                   729        4,807        (4,807) (d)      -        1,648         (1,648)(g)       -        729
  Treasury stock                        -         (760)          760  (d)      -            -              -           -          -
                              -----------   ----------   -----------   ---------   ----------    -----------   ---------  ---------
     Total stockholders'
      equity                       33,651        5,542        (5,542)          -        2,348         (2,348)          -     33,651
                              -----------   ----------   -----------   ---------   ----------    -----------   ---------  ---------
     Total liabilities and
      stockholders' equity    $    55,004   $   11,362   $    14,936   $  26,298   $   16,618    $     6,455   $  23,073  $ 104,375
                              ===========   ==========   ===========   =========   ==========    ===========   =========  =========


(A) As of September 29, 1996, which represents Consolidated's fiscal year end.


                                  KEVCO, INC.
         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)


(a) To eliminate historical goodwill of $356, record a fair value adjustment to inventory of $196 and record goodwill of $14,885. Goodwill resulted from the excess of the purchase price of $20,267 over the fair value of the net assets acquired by the Company and is amortized against net income using the straight-line method over 40 years.

(b) To reflect the loan origination fees related to the debt incurred to fund the Acquisitions.

(c) To reflect total borrowings necessary to fund the Acquisitions.

(d) To eliminate the equity of Bowen of $5.5 million.

(e) To eliminate historical intangibles of $3,782, record fair value adjustments to property and equipment of $1,103, eliminate historical long-term debt not assumed by the Company of $5,977 and record goodwill of $8,431. Goodwill resulted from the excess of the purchase price of $14,077 over the fair value of the net assets acquired by the Company. Fair value adjustments for property, machinery and equipment and goodwill are amortized against net income using the straight-line method over a period of 40 years, 15 years and 40 years, respectively.

(f) To reflect the present value of the future payments related to non-compete agreements entered into with three employees of Consolidated in connection with the Consolidated Acquisition.

(g) To eliminate the equity of Consolidated of $2.3 million.

                                  KEVCO, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         Bowen Supply, Inc.            Consolidated Forest Products, L.L.C.(A)
                                 -----------------------------------   ---------------------------------------
                        Kevco                 Acquisition                           Acquisition                        Pro Forma
                      Historical  Historical  Adjustments  Pro Forma    Historical   Adjustments   Pro Forma  Offering    Total
                      ----------  ----------  -----------  ---------    ----------   -----------   ---------  --------  ---------
Net Sales             $  267,344  $   41,301  $       -    $  41,301    $   92,474   $        -    $  92,474  $      -  $ 401,119
Cost of sales            226,765      33,270        196 (b)   33,466        81,746            -       81,746         -    341,977
                      ----------  ----------  ----------   ---------    ----------   -----------   ---------  --------  ---------
   Gross profit           40,579       8,031       (196)       7,835        10,728            -       10,728         -     59,142
Commission income          5,497       1,403          -        1,403             -            -            -         -      6,900
                      ----------  ----------  ----------   ---------    ----------   -----------   ---------  --------  ---------
                          46,076       9,434       (196)       9,238        10,728            -       10,728         -     66,042

Selling, general and
 administrative
 expenses                 29,723       6,180       (494)(a)    6,100         7,597          313 (e)    6,441         -     42,264
                                                    414 (b)                              (1,510)(f)
                              -            -          -            -             -           41 (h)        -         -          -
                      ----------  ----------  ----------   ---------    ----------   -----------   ---------  --------  ---------
   Operating income       16,353       3,254       (116)       3,138         3,131        1,156        4,287         -     23,778
Interest income              151           5          -            5             -            -            -         -        156
Interest expense          (2,209)       (369)    (1,556)(c)   (1,925)       (1,230)      (1,085)(c)   (1,738)    1,296(i)  (4,576)
                                                                                            611 (g)
                                                                                            (34)(h)
Other income (expense)         -          15          -           15            46            -           46         -         61
                      ----------  ----------  ----------   ---------    ----------   -----------   ---------  --------  ---------
   Income before
    income taxes          14,295       2,905     (1,672)       1,233         1,947          648        2,595     1,296     19,419
Income taxes               1,307       1,149       (656)(d)      493             _        1,038 (d)    1,038     4,643(j)   7,481
                      ----------  ----------  ----------   ---------    ----------   -----------   ---------  --------  ---------
   Net income         $   12,988  $    1,756  $  (1,016)   $     740    $    1,947   $     (390)   $   1,557  $ (3,347) $  11,938
                      ==========  ==========  ==========   =========    ==========   ===========   =========  ========  =========
Historical income
  before income
  taxes               $   14,295
Income tax expense
  adjustment (B)           5,432
                      ----------
Pro forma net income  $    8,863
                      ==========
Pro forma earnings
  per share           $     1.60                                                                                        $    1.73
                      ==========                                                                                        =========
Pro forma weighted
  average shares
  outstanding              5,531                                                                                            6,911
                      ==========                                                                                        =========


(A)  For the year ended September 29, 1996, which represents Consolidated's fiscal year end.
(B)  To reflect a 38% provision for income tax on historical income before income taxes.


                                  KEVCO, INC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)


(a) To eliminate expense of $471 related to an executive of Bowen who was retired in connection with the Bowen Acquisition and to eliminate amortization of historical goodwill of $23.

(b) To reflect the amortization of the fair value adjustment to inventory of $196 and the amortization of goodwill and loan origination fees of $372 and $42, respectively, related to the Bowen Acquisition.

(c) To reflect interest expense on borrowings to fund the Acquisitions at an assumed interest rate of 7.6%.

(d) To reflect the amount necessary to adjust historical tax expense to the pro forma computation. Pro forma tax expense was computed utilizing an effective rate of 40%.

(e) To reflect the amortization of the fair value adjustments to property and equipment of $60 and the amortization of loan origination fees and goodwill of $42 and $211, respectively, related to the Consolidated Acquisition.

(f) To eliminate historical management fees and amortization of historical intangible assets of Consolidated totalling $166 and $488, respectively, and to reflect a reduction in commission expense of $856 resulting from the amendment of a contract with a third party.

(g) To eliminate historical interest expense related to long-term debt not assumed by the Company in the Consolidated Acquisition.

(h) To reflect the amortization and interest expense related to the non-compete agreements entered into in connection with the Consolidated Acquisition.

(i) To reflect a decrease in interest expense as if debt of $16.9 million, at an average interest rate of 7.65%, had been repaid on January 1, 1996 from the net proceeds of the Offering. Indebtedness repaid reflects the portion of net proceeds that were available to repay debt after making final S corporation distributions of $9.1 million in 1996.

(j) To reflect a provision for income taxes at an effective rate of 40% associated with the Company's conversion to a C corporation offset by the tax effect of the decrease in interest expense referred to in (h).